TRIANGLE CANNA CORP

The largest single-site cannabis operation in California

TRIANGLE CANNA CORP

APRIL 2021

REGULATION A LEGEND

No money or other consideration is being solicited for Triangle Canna Corp's Regulation A offering at this time and if sent to Triangle Canna Corp. will not be accepted. No offer to buy securities in a Regulation A offering of Triangle Canna Corp. can be accepted and no part of the purchase price can be received until Triangle Canna Corp.'s offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in Triangle Canna Corp.'s offering involves no obligation or commitment of any kind.

Triangle Canna Corp. is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. Triangle Canna Corp. is not under any obligation to make an offering under Regulation A. Triangle Canna Corp. may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, Triangle Canna Corp. may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If Triangle Canna Corp. does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than the test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

No offer to sell securities or solicitation of an offer to buy securities is being made in any state where such offer or sale is not permitted under the blue sky or state securities laws thereof. No offering is being made to individual investors unless and until the offering has been registered in that state or an exemption from registration exists. Triangle Canna Corp. intends to complete an offering under Tier 2 of Regulation A and as such intends to be exempted from state registration pursuant to federal law. Although an exemption from registration under state law may be available, Triangle Canna Corp. may still be required to provide a notice filing and pay a fee in individual states.

LEGAL DISCLAIMER

This presentation has been prepared by Triangle Canna Corp., a Nevada corporation (the "Company") solely for informational purposes and is not to be used as a basis for an investment decision. This presentation is not an offering document and does not constitute an offer of securities. Dissemination of this presentation without the written consent of the Company is prohibited.

The information contained in this presentation does not purport to be all-inclusive or to contain all of the information that a prospective participant may require. This presentation includes certain statements, estimates and projections that may constitute "forward-looking statements" within the meaning of the Securities Exchange Act of 1934. These statements, estimates and projections may be prefaced by or subject to terms such as ''anticipate,'' ''believe,'' ''continue,'' ''estimate,'' ''expect,'' ''intend,'' "may'' or ''will.'' All statements that address expectations or projections about the future, including statements about the Company's' strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements. Forward-looking statements reflect various assumptions concerning projected results which as of the date hereof management believes are reasonable. However, actual results could differ materially from those in the forward-looking statements due to a number of risks and uncertainties. To the extent that the uncertainties do or do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the enclosed material are accurate, and the Company assumes no obligation to update any such forward-looking statements. Some of the entities listed may be in the process of formation.

This presentation may include a current executive summary of the Company, copies of its recent news releases, and reports by journalists, securities analysts or others. Opinions, forecasts, projections or other forward-looking statements expressed in those reports are the responsibility of the analysts, journalists and or/the firms they represent and do not necessarily represent the views of the Company. Any third party's report included in the enclosed material is provided for information purposes only and is not to be construed as indicating the Company's agreement or disagreement with anything contained therein.

This presentation is intended only for the party or parties to whom it was directed. If you have received the presentation in error or by other means, it must be destroyed and by no means circulated, copied or otherwise duplicated or disseminated without the express permission of the Company. Nothing in this presentation should be construed as investment advice, nor should it be used to make investment decisions. Readers are advised to conduct their own due diligence prior to considering buying or selling any securities. No regulatory authority has approved or disapproved of the information contained herein.

ALTHOUGH MEDICAL AND ADULT-USE CANNABIS PRODUCTION AND DISTRIBUTION BY LICENSED ENTITIES IS AUTHORIZED UNDER THE LAWS OF VARIOUS STATES OR OTHER JURISDICTIONS, INCLUDING THOSE IN WHICH THE COMPANY OPERATES, THE U.S. FEDERAL GOVERNMENT STILL CLASSIFIES CANNABIS AS A SCHEDULE 1 CONTROLLED SUBSTANCE AND THE SALE, POSSESSION OR CULTIVATION OF CANNABIS REMAIN ILLEGAL UNDER U.S. FEDERAL LAW AND THE LAWS OF CERTAIN OTHER JURISDICTIONS.

ONE OF CALIFORNIA'S LARGEST SINGLE-SITE CANNABIS OPERATIONS[1]

67 ACRES OF OUTDOOR PRODUCTION IN 2021 SEASON[3]

Up to **16 acres** of greenhouse canopy planned in '22

167,000 LBS OF HIGH-GRADE FINISHED FLOWER FORECASTED 2022[2]

279 license applications submitted on **1,600-acre** ranch in Lake County, CA

50% OF FLOWER PRE-SOLD PRIOR TO PLANTING

via 2 year Offtake contracts priced at **Cost + 100%**[4]



WHY CALIFORNIA?

IT'S THE LARGEST, LEAST SATURATED LEGAL MARKET
WITH THE BEST LONG-TERM POTENTIAL FOR CULTIVATION

TOP 10 LARGEST STATE CANNABIS MARKETS
Est. 2020 Legal Sales ($USD Billion)



California $5.61
Colorado $2.25
Washington $1.34
Florida $1.16
Arizona $1.13
Illinois $1.04
Oregon $1.02
Michigan $1.00
Massachusetts $1.00
Nevada $0.80

STATES WITH THE MOST CANNABIS CONSUMERS[6]
2020, Consumers in Millions



California 6.7
Florida 2.8
New York 2.4
Illinois 1.7
Pensylvania 1.7
Michigan 1.6
Washington 1.6
Ohio 1.5
Colorado 1.3

% OF CANNABIS DEMAND MET WITH NON-LEGAL SOURCE
2020



Maryland 63%
California 59%
Alaska 53%
Washington 26%
Oregon 14%
Colorado 13%

POISED TO BE A LEADER IN CALIFORNIA CULTIVATION

WHEN COMPARED TO CURRENT ACTIVE CDFA-LICENSED CULTIVATION SITES[1]

279 CULTIVATION LICENSES SUBMITTED TO THE CDFA

UPON APPROVAL, TRIANGLE WOULD THE LARGEST LICENSED CANNABIS FARM IN CALIFORNIA


0
50
100
150
200
250
300
Triangle (Bar X Farms LLC)
279
Santa Barbara Westcoast Farms, LLC
191
Healy & Associates LLC
158
Heirloom Valley LLC
143
Central Coast Ag Farming, LLC
126
Ag Roots LLC
71
Benmore South LLC
55
TSBC Ranch LLC
40
Busy Bee's Organics, Inc.
39
CHIPS18, LLC
42
Valley Crest Farms, LLC
38
Total Cultivation Licenses
Licensed Acres

LAKE COUNTY OFFERS BEST-IN-STATE REGULATORY ENVIRONMENT, GEOGRAPHY, AND CLIMATE FOR CANNABIS CULTIVATION

IDEAL WEATHER CONDITIONS

- ✓ 53 inches of rain on average, per year
- ✓ Consistently ranked one of the top regions for air quality nation-wide

CANNABIS-FRIENDLY COUNTY

- ✓ One of the lowest local cannabis cultivation tax rates in California - $1/SF of canopy annually
- ✓ One of the most flexible ordinances for cultivation in CA - 1 acre of canopy per 20 acres of land (5% coverage). Early activation process allows operators to begin certain site preparation processes prior to full state licensing
- ✓ Lake County is not known to have denied any cannabis cultivation applicants meeting the standard requirements, approving >180 applications to date

WORLD-RENOWNED TERROIR

- ✓ Neighboring California's Emerald Triangle, Lake County benefits from some of the most pristine growing conditions for cannabis globally



Humboldt County
Trinity County
Eureka
THE EMERALD TRIANGLE
Petrolia
Garberville
Mendocino County
Lake County
CALIFORNIA
San Francisco
N
1,600 ACRE FARM SITE

5m DOWNTOWN MIDDLETOWN

90m SACRAMENTO INTL. AIRPORT

2h SAN FRANCISCO

KEY OPERATIONAL MILESTONES

TRIANGLE EXPECTS TO PLANT 67 ACRES OF PREMIUM CANNABIS IN 2021

Q4 2020

- ✓ Completed geological and environmental studies
- ✓ Submitted local applications



Q1 2021

- ✓ Lease executed
- ✓ Property cleared; roads built
- ✓ Well completed & fencing up
- ✓ Filed state applications
- ✓ Sourced equipment
- ✓ Initial financing
- ✓ Pre-purchase agreements



Q2 2021

- o Obtain early activation permit
- o Obtain state licenses
- o Bed construction & Irrigation



Q3 2021

- o Deliver and plant 67 acres of Full-term clones



Q4 2021

- o Pre-sell Full-term harvest;
- o Harvest Full-terms Sept / Oct
- o Commence greenhouse construction (16 acres)



Q1 2022

- o Ready property for another successful growing season in ‘21-22



A VETERAN CANNABIS OPERATIONS TEAM WITH BLUE-CHIP MANAGEMENT EXPERIENCE



JED MORRIS

CHIEF EXECUTIVE OFFICER & DIRECTOR

Experience: Founder & Executive Chairman of Green Matter, Cofounder of Humboldt Standard & Capital Hemp



JOSIAH SPOHN

CHIEF AGRICULTURE OFFICER & DIRECTOR

Experience: Cofounder & President of Green Matter, Cofounder of Humboldt Standard & Capital Hemp



JAKE PERRY

CHIEF FINANCIAL OFFICER (INTERIM)

Experience: CFO Green Matter, Formerly Controller of Connected International, Controller of Red Hawk Casino, and Senior Accountant at Mann, Urrutia, Nelson, CPAs



JAMES DIRKMAAT

COO & DIRECTOR

Experience: Board Member & Chief Business Officer of Green Matter, Founder & Managing Partner of Summit Cannabis Consultants, Founder of Legacy American Funding



KIRAN SIDHU

DIRECTOR

Experience: CEO of Halo Collective Inc., Chair of Audit Committee for Namaste Technologies, Former Chairman, CEO & Founder of Transact Network, Merrill Lynch Capital Markets M&A, and Strategic Consultant with PwC



KATIE FIELD

DIRECTOR

Experience: President of Halo Collective Inc., Formerly Management Consultant at Costa Farms, EVP Corporate Development at MariMed Advisors Inc., Consultant with Bain & Company, Office of Public Liaison at The White House, Manager at the Brookings Institution

HIGH-QUALITY FLOWER, GROWN AT AN ENORMOUS SCALE



TOP 15 US CANNABIS GROWERS BY SQ.FT.[5]
MILLION SQ.FT.
4.0
3.0
2.0
1.0
0.0
OK
CO
CA
CA
CA
5 STATES
AZ
5 STATES
CO
CA
IL
CA
CA
IL
NV
Primal Cannabis
Mammoth Farms
Triangle Canna (2021)
Palo Verde Center
Green Matter
Trulieve
Copperstate Farms
Los Suenos Farms
Canna Hub
Curaleaf
Cresco Labs
Glass House Farms
C3 International
Red White & Bloom
FlowerOne

GROWING TEAM RUNS 5TH LARGEST TOTAL CANOPY IN USA TODAY[7]

A LEADER IN THE $5.6B CALIFORNIA MARKET[6]

FEATURING HIGH-POTENCY FINISHED FLOWER

AVG. % THC[13]	TRIANGLE	MARKET
GREENHOUSE	25-35%	22-25%
OUTDOOR	22-30%	18-20%

GROW TEAM CAPABLE OF CONSISTENTLY OUTPERFORMING MARKET ON QUALITY

LOW COST OF PRODUCTION WITHOUT SACRIFICING QUALITY

2022F AVERAGE COST/LB BY GROW METHOD[14]


Sun-grown
Greenhouse
US WHLS. SPOT PRICE[15]
$145
$800
$234
$1,306

THROUGH SCALE, EXPERIENCE, AND ACCRETIVE PARTNERSHIPS


TRIANGLE'S COST OF PRODUCTION
ECONOMIES OF SCALE
PREMIUM CLONES
ACCRETIVE PARTNERSHIPS

EARLY-STAGE RISK MITIGATION VIA PRE-PURCHASE OFFTAKE AGREEMENTS

LICENSING AND SUPPLY AGREEMENT WITH HUMBOLDT STANDARD

GREEN MATTER BRINGS EXTENSIVE INDUSTRY RELATIONSHIPS

USE OF FUNDS

EACH TIER OF FUNDING ENABLES ADDITIONAL CAPITAL INVESTMENT OPPORTUNITIES[9]

$25 MILLION

28 ACRES OF FULL-TERM IN '21; NO GREENHOUSES

$50 MILLION

67 ACRES OF FULL-TERM IN '21; NO GREENHOUSES

$75 MILLION

67 ACRES OF FULL-TERM IN '21; **16 ACRES** OF GREENHOUSE IN '22

FINANCING TIMELINE

AN OPPORTUNITY TO PARTICIPATE IN AGGRESSIVE VALUE GROWTH

REG A+ $75 M AT $165 M PRE-MONEY VALUATION — **Q2 2021**

TARGETED LISTING ON N.A. STOCK MARKET — **Q4 2021**



ENDNOTES

1. Based on current active licenses in California as reported by the California Department of Food & Agriculture ("CDFA"). Data accessed on March 13, 2021 (the "Access Date") from CalCannabis CDFA license database at hiip://calcannabis.cdfa.ca.gov/. On the Access Date the most active cultivation licenses (excluding Nursery and Processing licenses) held by a single entity was 191 licenses by Santa Barbara West Coast Farms, LLC for a 50-acre cultivation site. If all current license applications are approved, the Company (through its subsidiary, Bar X Farms, LLC) will hold 279 licenses for approximately 67 acres of cultivation. License approvals and expiries occur on a daily basis, Since changes in license counts between the Access Date and the date of any future license approval for the Company are certain to occur, there are no assurances that the Company will hold the most active licenses or manage the largest canopy at such time.
2. Estimated potential production capacity assuming three full greenhouse harvests per growing season on 16 acres of canopy at a yield of 1,500 lbs/acre, and two full outdoor harvests per growing season on 47 acres at an average yield of 1,090 lbs/acre. An estimated 10% of the total harvest will be allocated to Fresh-Frozen for concentrate processing, with the remaining 90% processed and sold under offtake agreements or as finished flower. Stated weight of 167,000 lbs reflects dried & trimmed finished flower. Yield assumptions relied upon for these forecasts are based on assumptions that the Company's management believes are reasonably attainable based on their historical cultivation experience; however, no assurances are made that these volumes will be achieved.
3. Application submitted for early activation cannabis cultivation permit entitling 67 acres of canopy. Applications submitted to the CDFA for up to 279 California state cannabis cultivation licenses.
4. Offtake agreements are active for crops planted during the first two years of production. Purchase price of offtake is up to $300 per untrimmed pound for outdoor flower. Offtake flower is sold untrimmed per the offtake agreements. Triangle has assumed an average equivalency of 1.85lbs untrimmed cannabis to 1 lb finished flower.
5. Total cannabis canopies under management estimated based on publicly available information for US operators. Excludes canopy believed to be allocated to Hemp. Where multiple sources are available, the most recently published source has been used. All online sources accessed on March 13, 2021.
   i. Primal Cannabis, KGOU. "2021 Brings Changes to Oklahoma's Medical Marijuana Program." Published January 25, 2021. https://www.kgou.org/post/2021-brings-changes-oklahoma-s-medical-marijuana-program.
   ii. Mammoth Farms, Palo Verde Center, Copperstate Farms, Los Suenos Farms, Canna Hub, Glass House Farms, C3 International, FlowerOne; Greenhouse Grower. "Cannabis Top 20: North America's Largest Commercial Grows (Updated)." Published October 2020. https://www.greenhousegrower.com/crops/cannabis/cannabis-top-20-north-americas-largest-commercial-grows/.
   iii. Green Matter; Leases provided by Green Matter Management.
   iv. Trulieve; Trulieve Cannabis Corp. *MD&A for the Quarter Ended June 30, 2020*. Prepared August 11, 2020.
   v. Curaleaf; Curaleaf Holdings Inc. *Investor's Presentation June 2020*.
   vi. Cresco Labs; THC Net. "Earnings Roundup: Curaleaf, Green Thumb, Cresco Labs and Others Report Impressive Revenue Growth." Published November 23, 2020. hiips://thcnet.com/news/earnings -roundup-curaleaf-green-thumb-cresco-labs-and-others-report-impressive-revenue-growth.
   vii. Red White & Bloom; Benzinga. "Red White and Bloom to Purchase Illinois THC Cultivation License, Secures $60 million in Financing." Published December 17, 2020. hiips://www.benzinga.com/markets/cannabis/20/12/18841946/red -white-bloom-to-purchase-illinois-thc-cultivation-license-secures-60m-in-financing.
6. New Frontier Data. "*Cannabis in America for 2021 and Beyond*". Published December 17, 2020.
7. Specific to legal cannabis cultivation. Based on ranking of the sources referenced in Note 5.
8. Assumes timely construction of greenhouses.
9. Total use of funds estimated by management. These amounts are subject to change.
10. Year 1 assumed to include 67 acres of sun-grown canopy; Future years assumed to include 47 acres of sun-grown canopy. This reduction reflects the assumed addition of 16 acres of greenhouse canopy, and the associated licensing amendments which are expected to reduce the total acres of canopy across the two methods to 63 acres.
11. See Note 2 for maximum production capacity assumptions. 2022 production of finished flower is estimated at 167,000 lbs, which consists of 50% offtake flower sold untrimmed per the offtake agreements (See Note 4 for Offtake assumptions).
12. Fresh frozen cannabis is sold as fresh (wet) weight, which is assumed to be 5 times the expected yield of finished flower weight based on historical data. 1 lb of finished flower = 5 lbs fresh frozen.
13. Based on management's estimates.
14. Calculated by dividing Total Cost of Production (which excludes CapEx and SG&A and is allocated by proportionate acres planted) by total pounds produced & available for sale (Dried Finished Flower, Fresh Frozen Flower, and Trim). Cost assumptions reflect the portion of production allocated to offtake agreements.
15. Average US Wholesale Pricing quoted from New Leaf Data Services Cannabis Benchmark for week ending Feb 12, 2021.



CONTACT

JAMES DIRKMAAT
COO, DIRECTOR

james@trianglecanna.com

KATIE FIELD
DIRECTOR

katie@trianglecanna.com

DEVAN MCLAREN
VP FINANCE

devan@trianglecanna.com